Exhibit 4.3
CAVIUM NETWORKS
THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
December 8, 2004

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Page
3.2 Governing Law	17
3.3 Counterparts	17
3.4 Titles and Subtitles	17
3.5 Notices	17
3.6 Expenses	18
3.7 Amendments and Waivers	18
3.8 Severability	18
3.9 Additional Series D Shares	18
3.10 Aggregation of Stock	18
3.11 Entire Agreement	18
3.12 Amendment and Restatement of Prior Agreement	18

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CAVIUM NETWORKS
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     This Third Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of December 8, 2004, by and among Cavium Networks, a California corporation (the “Company”), and the investors listed on Schedule A hereto (each an “Investor” and, collectively, the “Investors”) and Syed Ali, Muhammad Hussain and Appleseed Partners, LLC (each a “Founder” and, collectively, the “Founders”).
RECITALS
     A. Certain of the Investors (the “Prior Investors”) hold shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”), Series B Preferred Stock of the Company (the “Series B Preferred Stock”), and/or Series C Preferred Stock of the Company (the “Series C Preferred Stock”), are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of June 19, 2003 by and among the Company, the Founders and such Prior Investors (the “Prior Agreement”) and are the holders of at least a majority in interest of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock subject to or enjoying rights under the Prior Agreement.
     B. Certain of the Investors and the Company are parties to that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof (the “Series D Purchase Agreement”) relating to the issue and sale of shares of Series D Preferred Stock of the Company (the “Series D Preferred Stock,” and, together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”). The Company may sell and issue additional shares of Series D Preferred Stock (the “Additional Series D Shares”) to certain Investors and other investors (the “Additional Series D Investors”) pursuant to the Series D Purchase Agreement.
     C. The obligations of the Company and certain of the Investors under the Series D Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Investors, the Prior Investors, the Founders and the Company.
     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company, the Prior Investors and the Founders hereby agree to amend and restate the Prior Agreement as set forth herein, and the parties hereto agree as follows:
AGREEMENT
     1. Registration Rights. The Company covenants and agrees as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The term “Act” means the Securities Act of 1933, as amended.

               (b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (c) The term “Founders’ Shares” means the 7,500,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations (collectively, a “Recapitalization”)) issued to the Founders.
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.13 hereof.
               (e) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
               (f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Founders’ Shares and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities that have been sold by a person in a transaction in which his or her rights under this Section 1 are not assigned or that have been sold by a person pursuant to a registration statement under the Act covering such Registrable Securities that has been declared effective by the SEC or in an open market transaction under Rule 144 of the Act. Notwithstanding anything to the contrary set forth in this Section 1.1(g), the Founders’ Shares (or any shares of Common Stock otherwise deemed “Registrable Securities” with respect thereto pursuant to clause (iii) of this Section 1.1(g)) shall not be deemed Registrable Securities and the holders thereof shall not be deemed Holders for the purposes of Section 1.2, and 1.12.
               (h) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
               (i) The term “SEC” shall mean the Securities and Exchange Commission.

          1.2 Request for Registration.
               (a) If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least a majority in interest of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding with an anticipated aggregate offering proceeds, before underwriting discounts and commissions, and stock transfer taxes, of $15,000,000 or more, then the Company shall:
                         (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and
                         (ii) use commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.
               (b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter shall be a nationally recognized underwriter and will be selected by the Board of Directors of the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities in such registration are first entirely excluded from the underwriting.
               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
                         (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;
                         (ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                         (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.
          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.
          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after such requirement under this Section 1 has been triggered, and, upon the request of the Holders of at least a majority in interest of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.
               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.
               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
               (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               (g) Use its reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter for sale, if such securities are being sold through the underwriter or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration and (ii) a “Comfort Letter” dated as of such date, from the independent certified public accountants of the Company in the form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
               (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
               (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable securities, in each case not later than the effective date of such registration.
          1.5 Furnish Information.
               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.
          1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 or Section 1.12, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and special counsel to the selling Holders hereunder shall be borne by the Company (provided that the Company shall not be obligated to pay any fees for special counsel to the selling Holders in excess of $25,000). Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.12 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided, however, that if at the time of such withdrawal, the Holders have learned from the Company of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or Section 1.12.
          1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and special counsel to the selling Holders hereunder relating or apportionable thereto (provided that the Company shall not be obligated to pay any fees for special counsel to the selling Holders in excess of $25,000), but excluding the underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities.
          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included; or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership, limited liability company, or corporation, the partners, retired partners, members, retired members and shareholders of such holder, or the estates and family members of any such members, retired members, partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act or the 1934 Act; and the Company will pay to each such Holder, partner, member, officer, director, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, partner, member, officer, director, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any controlling person of any such underwriter, any other Holder selling securities in such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state-law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          1.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell

Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
          1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, either holds all Registrable Securities held by Holder immediately prior to such assignment or transfer or holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.
          1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority in interest of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.
          1.15 “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:
               (a) such agreement shall be applicable only to the first two such registration statements of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;
               (b) such market stand-off time period shall not exceed 180 days; and
               (c) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.
     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
     Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a registration statement relating solely to a SEC Rule 145 transaction.
          1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier to occur of (a) the fifth anniversary of the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public (other than a registration statement relating to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan) and (b), the date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.
     2. Covenants of the Company.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor who holds at least 2,000,000 shares of Preferred Stock or common stock issued upon conversion of Preferred Stock the following:
               (a) as soon as practicable after the end of each fiscal year of the Company, but no later than one hundred twenty (120) days after the end of such fiscal year, the audited financial statements, as prepared by a nationally recognized accounting firm selected by the Board of Directors or otherwise approved by the Board of Directors, of the Company for that fiscal period;
               (b) as soon as practicable after the end of each quarter of each fiscal year of the Company but no later than forty-five (45) days after the end of each such quarter, an unaudited profit or loss statement and an unaudited balance sheet as of the end of such fiscal quarter in reasonable detail;
               (c) as soon as practicable after the end of each fiscal month of the Company, an unaudited profit or loss statement and an unaudited balance sheet as of the end of such fiscal month in reasonable detail;
               (d) as soon as practicable prior to the beginning of each fiscal year, but no later than forty-five (45) days prior to the beginning of any fiscal year, an annual budget in reasonable detail;
               (e) with respect to the financial statements called for in Sections 2.1(b), an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments; and
               (f) the Company shall not be obligated under this Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.
          2.2 Inspection. The Company shall permit each Major Investor (as defined below), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, and provided further that the Company may require the Major Investor to execute a confidentiality and nondisclosure agreement prior to any such visit and inspection.
          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a Major Investor shall mean (i) each Founder and (ii) each Holder of at least two million (2,000,000) shares of Preferred Stock or common stock issued upon conversion thereof. For purposes of this Section 2.3, Major Investor includes any general partners, former partners, members or former members and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.
     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
               (b) By written notification received by the Company, within fifteen (15) calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the Pro Rata Share of such Major Investor. For purposes of this Section 2.3, “Pro Rata Share” means the proportion that equals the sum of:
                         (i) the proportion that the number of shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock held by such Major Investor on the date which is the later of (A) the last closing of the sale of Series D Preferred Stock pursuant to the Series D Purchase Agreement or (B) the last closing of the most recent equity financing transaction thereafter for which the Major Investors were given a notice complying with the requirements of this Section 2.3 (such date being the “Measuring Date”), in either case after giving effect to any purchase, sale or other transfer of any Series D Preferred Stock by such Major Investor from or to, as the case may be, a third party unaffiliated with such Major Investor during the period between the Measuring Date and the date of the Notice and as adjusted for any Recapitalization occurring after the date hereof, bears to the total number of shares of Common Stock outstanding as of the Measuring Date on a fully diluted basis (assuming full conversion and exercise of all outstanding convertible or exercisable securities) and as adjusted for any Recapitalization occurring after the date hereof, plus
                         (ii) the proportion that the number of shares of Common Stock (excluding those subject to Section 2.3(i), above) issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock then held, by such Major Investor and as adjusted for any Recapitalization occurring after the date hereof bears to the total number of shares of Common Stock of the Company then outstanding on a fully diluted basis (assuming full conversion and exercise of all outstanding convertible or exercisable securities) and as adjusted for any Recapitalization occurring after the date hereof.
               (c) The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (“Fully-Exercising Major Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Major Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.
               (d) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
               (e) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance or sale of Common Stock (or options therefor) to employees, consultants, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board of Directors; (ii) the issuance or sale of securities in connection with a firm commitment underwritten public offering of the Company’s Common Stock or other equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iii) the issuance of securities pursuant to the conversion or exercise of currently outstanding options, warrants, notes or other rights to acquire securities of the Company; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided that such issuance is primarily for other than equity financing purposes, provided such issuances do not exceed 750,000 shares (as adjusted for stock splits, dividends, combination, recapitalizations and the like with respect to such shares) in the aggregate; (vi) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions, provided such issuances do not exceed 750,000 shares (as adjusted for stock splits, dividends, combination, recapitalizations and the like with respect to such shares) in the aggregate; (vii) shares issued upon conversion of Preferred Stock; (viii) shares of Series D Preferred Stock sold under the Series D Preferred Stock Purchase Agreement of even date herewith; or (ix) shares issued pursuant to stock splits, stock dividends or like transactions.
          2.4 Indemnification of Officers and Directors. The Company’s Fifth Amended and Restated Articles of Incorporation (as such may be amended from time to time) (the “Restated Articles”) or bylaws provide for the indemnification of officers and directors to the fullest extent permitted by law. Except as required by applicable law, the Company agrees not to amend its Restated Articles or bylaws in such manner as would diminish such indemnification of officers and directors for so long as holders of Series B Preferred Stock and Series C Preferred Stock, voting together as a class, and the Series D Preferred Stock, voting separately, are entitled to elect a member of the Board of Directors pursuant to Article III(B)(5)(b) of the Restated Articles.
          2.5 Expenses Incurred in Attending Board Meetings. The Company shall reimburse each member of the Board of Directors for reasonable travel and other business expenses incurred by such director when acting on behalf of the Company, including, but not limited to attending meetings of the Company’s Board of Directors.
          2.6 Directors and Officers Insurance. The Company shall purchase and maintain Directors and Officers insurance in such amount as the Board of Directors reasonably deems appropriate; provided that such insurance can, in the opinion of the Board of Directors, be obtained at commercially reasonable rates. The Company shall keep such Directors and Officers insurance in full force and effect so long as holders of Series D Preferred Stock, voting separately as a single class, are entitled to elect a member of the Board of Directors pursuant to Article III(B)(5)(b) of the Restated Articles.
          2.7 Future Employee Shares. Shares of Common Stock (or options therefor) issued to employees of the Company after the date hereof shall, unless otherwise approved by a majority of the Board of Directors, vest as follows: (i) twelve and one-half percent (12.5%) of shares subject to any such option shall vest on the six (6) month anniversary of grant and the remainder shall vest monthly over the remaining three and one-half years, and (ii) unvested shares of stock shall be subject to a right of repurchase by the Company upon termination of employment with such right of repurchase to be at cost and to lapse over a four-year vesting schedule matching the vesting schedule of the applicable option grant.
          2.8 Employee Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to enter into the Company’s standard form of proprietary information and inventions agreement.
          2.9 Qualified Small Business. So long as the Major Investors hold shares of Preferred Stock of the Company, the Company will use its best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations. The Company further covenants to submit to its shareholders and to state and federal taxation authorities such form and filings as may be required to document such compliance, if applicable.
          2.10 Termination of Covenants. The covenants set forth in this Section 2 shall terminate as to Investors and be of no further force or effect upon the closing date of a firm commitment underwritten public offering of the Company’s Common Stock or other equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement relating to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan); provided, however, that the covenants set forth in Section 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act or upon the closing of a Qualified Public Offering, whichever event shall first occur.

     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California without reference to “Choice of Law” principles.
          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by electronic transmission or facsimile to the address or number, respectively, set forth below if sent between 12:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by electronic transmission or facsimile to the address or number, respectively, set forth below if sent other than between 12:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by electronic transmission or facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by electronic transmission or facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.5 by giving the other party written notice of the new address in the manner set forth above.
          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority in interest of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.
          3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          3.9 Additional Series D Shares. Upon the sale of Additional Series D Shares to Additional Series D Investors in accordance with the Series D Purchase Agreement, the Company, without prior action on the part of any Investor, shall require each Additional Series D Investor to execute and deliver this Agreement. Each such Additional Series D Investor, upon execution and delivery of this Agreement by the Company and such Additional Series D Investor, shall be deemed an Investor hereunder, and Schedule A hereto shall automatically be updated to reflect such Investor as a party hereto.
          3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.11 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
          3.12 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution of this Agreement by the Company and the holders of at least a majority in interest of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force to effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Series D Purchase Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
CAVIUM NETWORKS
By:	/s/ Syed Ali

Syed Ali, its President

Address: Cavium Networks
2610 Augustine Drive
Santa Clara, CA 95054
Facsimile: (408) 844-8418
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INVESTORS’ RIGHTS AGREEMENT]

FOUNDERS:

SYED ALI

By:	/s/ Syed Ali

Syed Ali, an individual

Address:

Facsimile:

E-Mail:

MUHAMMAD HUSSAIN

By:	/s/ Muhammad Raghib Hussain

Muhammad Hussain, an individual

Address:

Facsimile:

E-Mail:

APPLESEED PARTNERS, LLC

By:	/s/ Muder Kothari

Muder Kothari, its Managing Member

Address:

Facsimile:

E-Mail:

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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS: MENLO VENTURES IX, L.P. MENLO ENTREPRENEURS FUND IX, L.P. MENLO ENTREPRENEURS FUND IX(A), L.P. MMEF IX, L.P.

By:	MV Management IX, L.L.C., their General Partner

By:	/s/ John Jarve

John Jarve, Managing Member

Address:	3000 Sand Hill Road, Bldg 4 Suite 100 Menlo Park, CA 94025

Facsimile: (650) 854-7059
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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS: DIAMONDHEAD VENTURES, L.P. DIAMONDHEAD VENTURES PRINCIPALS FUND, L.P. DIAMONDHEAD VENTURES ADVISORY FUND, L.P.

By:	Diamondhead Management, L.L.C., their General Partner

By:	/s/ Raman Khanna

Raman Khanna, Managing Member

2200 Sand Hill Road Suite, 110 Menlo Park, CA 94025

Facsimile: (650) 233-7527
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INVESTORS’ RIGHTS AGREEMENT]

INVESTORS: NEOCARTA VENTURES, L.P.

By:	NeoCarta Associates, LLC, its General Partner

By:	/s/ Tony Pantuso

Tony Pantuso, Managing Director

Address: 343 Sansome Street, Suite 525 San Francisco, CA 94104

Facsimile:(415) 277-0240

NEOCARTA SCOUT FUND, L.L.C.

By:	NeoCarta Associates, LLC, its Manager

By:	/s/ Tony Pantuso

Tony Pantuso, Managing Director

Address: 343 Sansome Street, Suite 525 San Francisco, CA 94104

Facsimile: (415) 277-0240
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

THE RAISIN FUND, LLC

By:	/s/ W. Preston Raisin

W. Preston Raisin, Fund Manager

Address:	1 Sansome Street Citicorp Building, 40th Floor San Francisco, CA 94104

Facsimile:	(415) 772-2977
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR: ALLIANCE VENTURES IV, LP

By:	Alliance Venture Management, LLC

By:	/s/ V.R. Ranganath

V.R. Ranganath, President

2575 Augustine Drive Santa Clara, California 95054

Facsimile: (408) 727-4205
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

ACORN FUND

By: Williams Jones & Associates

By:	/s/ William Jones

William Jones

Address:	717 Fifth Avenue, Suite 1700 New York, NY 10022

Phone: (212) 935-8753
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

SCV VENTURE PARTNERS

By:	/s/ Sunil William Savks

Sunil William Savks, General Partner

Address: 5655 Silver Creek Valley Road, PMB# 304 San Jose, CA 95138
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

THE CHELLAM FAMILY TRUST DTD 1/28/88

By:	/s/ Kris Chellam

Kris Chellam

Address:
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

SCENIC CAPITAL

By:	/s/ C. N. Reddy

C.N. Reddy

Address:
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

JASON INVESTMENTS

By:	/s/ V. R. Ranganath

V.R. Ranganath

Address:	18916 Congress Junction Court Saratoga, CA 95070
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

SOLAR VENTURE PARTNERS, LP

By:	/s/ V. R. Ranganath

V.R. Ranganath

Address:	3561 Homestead Rd,, Ste 532 Santa Clara, CA 95051
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

EM Navigator Global Master Fund, (“SPC”), Ltd-Galleon Crossover Fund

By:	/s/ Raj Rajaratnam

Raj Rajaratnam

Address:	135 East 57th Street, 16th Fl New York, NY 10022
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

GOLD HILL VENTURE LENDING 03, L.P.
By:	Gold Hill Venture Lending Partners 03, LLC, General Partner

By:	/s/ Rob Helm

Rob Helm
Principal
Gold Hill Capital

Address:	Gold Hill Venture Lending Partners One Almaden Blvd., Suite 630 San Jose, CA 95113
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

SVB FINANCIAL GROUP

By:	/s/ Norman Cutler

Norman Cutler, Derivatives Manager

Address:
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

REMBRANDT VENTURE PARTNERS II, L.P.

By:	/s/ Gregory F. Eaton

Gregory F. Eaton, General Partner

Address:	2200 Sand Hill Road, Suite 160 Menlo Park, CA 94025
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

Joseph Charles Krauskopf Separate Property Trust DTD 12/29/2004

By:	/s/ Joseph C. Krauskopf

Joseph C. Krauskopf

Title:	Trustee

Address:	1 Meadowcreek CT Portola Valley, CA 94028-8070
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

Michael A. and Lynn A. Aymar 1991 Family Trust

By:	/s/ Michael A. Aymar

Michael A. Aymar, Trustee

Address:	114 Alerche Drive Los Gatos, CA 95032
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INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

By:	/s/ Young-Joon Kim

Young-Joon Kim

Address:	43696 Southerland Way Fremont, CA 94539
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INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A-1
SCHEDULE OF INVESTORS
Alliance Ventures III, LP
Alliance Ventures IV, LP
Appleseed Partners, LLC
Beachhead Capital I, L.P.
Benjamin Vong
China Development Industrial Bank Inc.
Convergence Tech Venture, Ltd.
David Carlson
Diamondhead Ventures Advisory Fund, L.P.
Diamondhead Ventures Principals Fund, L.P.
Diamondhead Ventures, L.P.
Galaxy Venture Partners III, LLC
Hunaid Mahesri
Menlo Entrepreneurs Fund IX(A), L.P.
Menlo Entrepreneurs Fund IX, L.P.
Menlo Ventures IX, L.P.
MMEF IX, L.P.
MoFo 2001 LP
MOFO PAC Partners
NeoCarta Scout Fund, L.L.C.
NeoCarta Ventures, L.P.
NTT Leasing Capital (U.S.A.), Inc.
Sanjeev Sardana
SCV Venture Partners
Sethuram Family Trust
Solar Venture Partners, LP
Stephen T. Kent
Surya Panditi
The Raisin Fund, LLC
WJA Acorn Fund
Yasuo Hatsumi

SCHEDULE A-2
SCHEDULE OF INVESTORS
Alliance Ventures III, LP
Alliance Ventures IV, LP
Appleseed Partners, LLC
Beachhead Capital I, L.P.
Benjamin Vong
China Development Industrial Bank Inc.
Convergence Tech Venture, Ltd.
David Carlson
Diamondhead Ventures Advisory Fund, L.P.
Diamondhead Ventures Principals Fund, L.P.
Diamondhead Ventures, L.P.
Galaxy Venture Partners III, LLC
Hunaid Mahesri
Menlo Entrepreneurs Fund IX(A), L.P.
Menlo Entrepreneurs Fund IX, L.P.
Menlo Ventures IX, L.P.
MMEF IX, L.P.
MoFo 2001 LP
MOFO PAC Partners
NeoCarta Scout Fund, L.L.C.
NeoCarta Ventures, L.P.
NTT Leasing Capital (U.S.A.), Inc.
Rembrandt Venture Partners II, L.P.
Sanjeev Sardana
SCV Venture Partners
Sethuram Family Trust
Solar Venture Partners, LP
Stephen T. Kent
Surya Panditi
The Raisin Fund, LLC
WJA Acorn Fund
Yasuo Hatsumi

AMENDMENT TO
THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
This Amendment to Third Amended and Restated Investors’ Rights Agreement (this “Amendment to Investor Rights Agreement”) is made and entered into as of October 25, 2005, by and among Cavium Networks, a California corporation (the “Company”), the holders of a majority of the Company’s outstanding Registrable Securities (as defined in that certain Third Amended and Restated Investors’ Rights Agreement, dated December 8, 2004, by and among the Company and the persons listed on Schedule A thereto (the “Investor Rights Agreement”)) and the parties listed on Exhibit A hereto (the “New Investors”). Any capitalized term not otherwise defined herein shall have the meaning given to it in the Investor Rights Agreement.
     Whereas, the parties hereto wish to amend the Investor Rights Agreement in conjunction with the issuance and delivery of those certain Warrants to Purchase Stock (the “Warrants”), dated as of October 6, 2005, issued in conjunction with the establishment of the certain lines of credit for the Company (the “Credit Lines”) in order to add the New Investors as parties to the Investor Rights Agreement and to deem the Common Stock issuable upon conversion of the Series D Preferred Stock for which the Warrants are exercisable (the “Shares”) Registrable Securities for purposes of certain subsections of Section 1 of the Investor Rights Agreement;
     Whereas, Section 3.7 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended or modified upon the written consent of the Company and the holders of a majority in interest of the Registrable Securities then outstanding;
     Whereas, the parties hereto hold a majority in interest of the Registrable Securities outstanding as of the date hereof.
     Now, Therefore, the parties hereto agree and give their consent as follows:
1. Amendments Related to Bridge Financing.
     a. New Investors . Upon the establishment of the Credit Lines and the issuance of the Warrants, the New Investors shall become parties to the Investor Rights Agreement as Holders (as defined in Section 1.1 of the Investor Rights Agreement) for purposes of Sections 1 (excluding Section 1.2) and 3 of the Investor Rights Agreement.
     b. Definition of Registrable Securities. For purposes of Section 1 (excluding Section 1.2) and Section 3 of the Investor Rights Agreement, the Shares shall be deemed Registrable Securities.
2. Certain registrations. The Company agrees that any registration by the Company pursuant to Section 1.2 of the Investor Rights Agreement shall constitute a registration for which the Company shall give the New Investors notice and the opportunity to participate under, and in accordance with the provisions of, Section 1.3 of the Investor Rights Agreement.

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3. No Further Changes. Except as is specifically provided herein, this Amendment to Investor Rights Agreement shall not be deemed to amend, modify or waive any provision of the Investor Rights Agreement. The Investor Rights Agreement, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment to Investor Rights Agreement, shall remain in full force and effect.
4. Counterparts. This Amendment to Investor Rights Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5. Governing Law. This Amendment to Investor Rights Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
[Remainder of this page intentionally left blank.]

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     In Witness Whereof, the undersigned have caused this Amendment to Investor Rights Agreement to be executed effective as of the date first written above.
THE COMPANY:
CAVIUM NETWORKS

By:	/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	VP Finance, CFO
HOLDERS OF REGISTRABLE SECURITIES:
NeoCarta Ventures, L.P.

By	/s/ Tony J. Pantuso
Its	M.P.
Shares of Registrable Securities Held:
2,809,938
NeoCarta Scout Fund, L.L.C.

By	/s/ Tony J. Pantuso
Its	M.P.
Shares of Registrable Securities Held:
312,214
Menlo Entrepreneurs Fund IX(A), L.P.
BY: MV MANAGEMENT IX, L.L.C
      Its General Partner

By	/s/ John Jarve
Shares of Registrable Securities Held: 69,022
Menlo Entrepreneurs Fund IX, L.P.
BY: MV MANAGEMENT IX, L.L.C
      Its General Partner

By	/s/ John Jarve
Shares of Registrable Securities Held: 569,434

3

Menlo Ventures IX, L.P.
BY: MV MANAGEMENT IX, L.L.C
     Its General Partner

By	/s/ John Jarve
Shares of Registrable Securities Held: 17,255,578
Alliance Ventures III, L.P.
By Alliance Venture Management, LLC

By	/s/ VR Ranganath
Its	President
Shares of Registrable Securities Held: 555,555
Alliance Ventures IV, L.P.
By Alliance Venture Management, LLC

By	/s/ VR Ranganath
Its	President
Shares of Registrable Securities Held: 8,077,722
NEW INVESTORS:

SILICON VALLEY BANK	GOLD HILL VENTURE LENDING 03, L.P.

By:	Gold Hill Venture Lending
Partners 03, LLC, its general
partner

By:	Chitra Suriyanarayanan	By:	/s/ Tim Waterson

Name:		Name:	Tim Waterson
Title:	Relationship Manager	Title:	Partner, Gold Hill Venture Lending

4

Exhibit A
New Investors
Silicon Valley Bank
Gold Hill Venture Lending 03, L.P.

5

Exhibit 4.3
AMENDMENT TO THE
THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT AND WAIVER
     This Amendment to the Third Amended and Restated Investors’ Rights Agreement and Waiver (this “Amendment and Waiver”) is made and entered into as of August 9, 2006, by and among Cavium Networks, a California corporation (the “Company”) and the holders of a majority of the Company’s outstanding Registrable Securities (as defined in that certain Third Amended and Restated Investors’ Rights Agreement, dated December 8, 2004, as amended, by and among the Company and the persons listed on Schedule A thereto (the “Investor Rights Agreement”)). Any capitalized term not otherwise defined herein shall have the meaning given to it in the Investor Rights Agreement.
     Whereas, the parties hereto wish to amend the Investor Rights Agreement in connection with additional issuances by the Company of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) pursuant to that certain Series D Preferred Stock Purchase Agreement to be executed by the Company and certain investors on or about the date hereof (the “Purchase Agreement”);
     Whereas, pursuant to Section 2.3 of the Investor Rights Agreement each Major Investor (as defined in the Investor Rights Agreement) has a right of first offer with respect to purchasing its pro rata share of all Shares (as defined in the Investor Rights Agreement) that the Company may, from time to time, propose to sell and issue after the date of the Investor Rights Agreement (the “Right of First Offer”);
     Whereas, the parties hereto wish to waive the Right of First Offer, in conjunction with the Purchase Agreement;
     Whereas, Section 3.7 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended and the observance of any term of the Investor Rights Agreement may be waived upon the written consent of the Company and the holders of a majority in interest of the Registrable Securities then outstanding;
     Whereas, the parties hereto hold a majority in interest of the Registrable Securities outstanding as of the date hereof.
     Now, Therefore, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree and give their consent as follows:
1. Section 3.9. Section 3.9 is hereby amended and restated in its entirety as follows:
“Additional Series D Preferred Stock Purchasers. If the Company shall issue additional shares of its Series D Preferred Stock, any purchaser of such shares of Series D Preferred Stock may, at the Company’s discretion, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, shall be deemed an “Investor” and a party hereunder, and Schedule A hereto shall automatically be updated to reflect such purchaser as a party hereto. ”

2. Waiver of Right of First Offer. Pursuant to Section 3.7 of the Investor Rights Agreement, the undersigned hereby unconditionally waives the Right of First Offer and any right to notice with respect thereto with respect to the issuance of the Series D Preferred Stock pursuant to the Purchase Agreement.
3. No Further Changes. Except as is specifically provided herein, this Amendment and Waiver shall not be deemed to amend, modify or waive any provision of the Investor Rights Agreement. The Investor Rights Agreement, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment and Waiver, shall remain in full force and effect.
4. Counterparts. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5. Governing Law. This Amendment and Waiver shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
THE COMPANY:
CAVIUM NETWORKS

By:	/s/ Arthur Chadwick Arthur Chadwick,
its Vice President of Finance &
Administration and Chief Financial Officer

Address: Cavium Networks
805 East Middlefield Road
Mountain View, CA 94043
Facsimile: (650) 625-9751
E-Mail:

     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
HOLDERS OF REGISTRABLE SECURITIES:
NEOCARTA VENTURES, L.P.

By:	NeoCarta Associates, LLC, its General Partner

By:	/s/ Tony Pantuso Tony Pantuso, Managing Director

Address:	343 Sansome Street, Suite 525
San Francisco, CA 94104
Facsimile:(415) 277-0240
E-Mail:

NEOCARTA SCOUT FUND, L.L.C.

By:	NeoCarta Associates, LLC, its Manager

By:	/s/ Tony Pantuso Tony Pantuso, Managing Director

Address:	343 Sansome Street, Suite 525
San Francisco, CA 94104
Facsimile: (415) 277-0240
E-Mail:

     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
HOLDERS OF REGISTRABLE SECURITIES:
MENLO VENTURES IX, L.P.
MENLO ENTREPRENEURS FUND IX, L.P.
MENLO ENTREPRENEURS FUND IX(A), L.P.
MMEF IX, L.P.

By:	MV Management IX, L.L.C., their General Partner

By:	/s/ John Jarve John Jarve, Managing Member

Address:	3000 Sand Hill Road, Bldg 4 Suite 100
Menlo Park, CA 94025
Facsimile: (650) 854-7059
E-Mail:

     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
HOLDERS OF REGISTRABLE SECURITIES:
ALLIANCE VENTURES III, LP
By: Alliance Venture Management, LLC

By	/s/ VR Ranganath V.R. Ranganath, President
Address: 2575 Augustine Drive
                 Santa Clara, CA 95054
Facsimile:          (408) 727-4205
E-mail:

ALLIANCE VENTURES IV, LP

By	/s/ VR Ranganath V.R. Ranganath, President
Address: 2575 Augustine Drive
                 Santa Clara, CA 95054
Facsimile:           (408) 727-4205
E-mail:

     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
HOLDERS OF REGISTRABLE SECURITIES:
DIAMONDHEAD VENTURES, L.P.
DIAMONDHEAD VENTURES PRINCIPALS FUND, L.P.
DIAMONDHEAD VENTURES ADVISORY FUND, L.P.
By: Diamondhead Management, L.L.C., their General Partner

By:	/s/ Raman Khanna Raman Khanna, Managing Member
2200 Sand Hill Road, Suite 110
Menlo Park, CA 94025
Facsimile: (650) 233-7527
E-Mail:

     In Witness Whereof, the undersigned have caused this Amendment and Waiver to be executed effective as of the date first written above.
HOLDERS OF REGISTRABLE SECURITIES:
SYED ALI

By:	/s/ Syed Ali Syed Ali, an individual
Address:
Facsimile:
E-Mail:
MUHAMMAD HUSSAIN

By:	/s/ Muhammad Raghib Hussain Muhammad Hussain, an individual
Address:
Facsimile:
E-Mail:
The Kothari Living Trust

By:	/s/ Muder Kothari Muder Kothari, Co-Trustee

By:	/s/ Yasmeen Kothari Yasmeen Kothari, Co-Trustee
Address: